Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-221928 on Form N-14 of our reports dated September 25, 2017, relating to the financial statements and financial highlights of BlackRock New Jersey Municipal Income Trust (the “Target Fund BNJ”) and BlackRock MuniYield New Jersey Fund, Inc. (the “Acquiring Fund MYJ”) appearing in the Target Fund BNJ’s and Acquiring Fund MYJ’s Annual Reports on Form N-CSR for the year ended July 31, 2017. We also consent to the incorporation by reference in this Registration Statement of our report dated October 24, 2017, relating to the financial statements and financial highlights of BlackRock New Jersey Municipal Bond Trust (the “Target Fund BLJ”), appearing in the Target Fund BLJ’s Annual Report on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Joint Proxy Statement/Prospectus which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 8, 2018